Trupanion Reports Fourth Quarter and Full Year 2014 Results

- 2014 revenue of $116 million, up 38% year-over-year

- 218,684 total subscription pets enrolled, up 29% year-over-year

SEATTLE, Feb. 12, 2015 /PRNewswire/ -- Trupanion, Inc. (NYSE:TRUP), a direct-to-consumer, monthly subscription business that provides medical plans for cats and dogs through its wholly-owned subsidiaries, today announced financial results for the fourth quarter and full year ended December 31, 2014.

"Trupanion achieved many accomplishments in 2014, as we continue to transform the broader medical insurance for pets' category," said Darryl Rawlings, CEO of Trupanion. "Pet owners and veterinarians alike, recognize Trupanion for our outstanding product, service and value. Our Territory Partners are expanding our veterinary relationships and building awareness of the benefits our medical plan offers to both veterinarians and their clients. Trupanion's growing member base remains very loyal, as evidenced by our 98.68% average monthly retention for 2014."

"We will continue to pursue our strategic initiatives, improve member experiences and expand our extensive library of proprietary data, and in doing so, seek to deepen the competitive moats around our business. We believe we are appropriately funded to support our growth and operations until we achieve cash flow breakeven on a quarterly basis, a milestone we expect to achieve within the next eighteen months. Looking toward 2015, we will continue to invest in our business and technology to generate revenue growth, provide further scale and improve our member experience," Mr. Rawlings concluded.

2014 Financial and Business Highlights

  Total revenue was $115.9 million, an increase of 38.3% year-over-year.
  Adjusted revenue for our subscription business was $104.5 million, an increase of 36.5% year-over-year.
  Subscription business gross margin, excluding stock-based compensation expense was 18.1%.
  Adjusted EBITDA was $(10.3) million, compared to $(4.4) million for the full year 2013.
  Net loss was $(21.2) million, compared to $(8.2) million for the full year 2013.
  Total subscription pets enrolled was 218,684, an increase of 29.0% year-over-year.
  Average monthly adjusted revenue per pet was $44.27, an increase of 4.0% year-over-year.
  The ratio of lifetime value of a pet (LVP) to average pet acquisition cost (PAC) was 5 to 1.

Fourth Quarter 2014 Financial and Business Highlights

  Total revenue was $31.9 million, an increase of 32.7% from the fourth quarter of 2013.
  Adjusted revenue for our subscription business was $29.0 million, an increase of 34.5% from the fourth quarter of 2013.
  Adjusted EBITDA was $(2.9) million, compared to $(1.8) million for the fourth quarter of 2013.
  Net loss was $(4.3) million, compared to $(3.2) million for the fourth quarter of 2013.
  Average monthly adjusted revenue per pet was $44.88, an increase of 4.2% from the fourth quarter of 2013.  During the fourth quarter, the Canadian currency exchange rate dropped to an average of 88% compared to an average of 92% in the third quarter of 2014 and 91% in the full year 2014.
  The ratio of lifetime value of a pet (LVP) to average pet acquisition cost (PAC) was 4.2 to 1.

Outlook

First Quarter of 2015:

  Total revenue is expected to be in the range of $31-$33 million.
  Adjusted EBITDA is expected to be in the range of $(5.5)-$(3.5) million.

Full Year 2015:

  Total revenue is expected to be in the range of $145-$150 million.
  Adjusted EBITDA is expected to be in the range of $(15)-$(10) million.
  The Company's 2015 outlook assumes an 80% Canadian currency exchange rate, the approximate rate at the end of January. This compares to an average currency conversion rate for 2014 of 91%.  If the average conversion rate from the third quarter of 2014 was applied to 2015 revenue projections, the revenues outlook would be approximately $4 - $5 million higher.

Revenue by Quarter

Conference Call

Trupanion's management will host a conference call today to review its fourth quarter and full year 2014 results and to discuss its financial outlook for the first quarter and full year 2015. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET. A live webcast will be accessible through the Investor Relations section of Trupanion's website at http://investors.trupanion.com and will be archived online for 60 days upon completion of the conference call. Participants can access the conference call by dialing 1-866-311-7654 (United States), 1-855-669-9657 (Canada), or 1-412-902-4113 (International). A telephonic replay of the call will also be available, one hour after the completion of the call, by dialing 1-877-344-7529 (United States), 1-855-669-9658 (Canada), or 1-412-317-0088 (International) and entering the replay pin number: 10057810.

About Trupanion

Founded in 2000, Trupanion is an industry-leading, direct-to-consumer, monthly subscription business that provides medical plans for cats and dogs in the United States, Canada and Puerto Rico through its affiliated entities. Trupanion's mission is to help the pets we all love receive the best veterinary care. Trupanion offers a simple and comprehensive pet medical plan that pays 90% of veterinary costs for pets' covered illness and injury claims. Trupanion's shares are traded on the New York Stock Exchange under the ticker symbol TRUP. The company is headquartered in Seattle, WA and can be found online at Trupanion.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Trupanion, including, but not limited to, its expectations regarding future operating results and expenditures. These forward-looking statements are based upon the current expectations and beliefs of Trupanion's management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release are based on information available to Trupanion as of the date hereof, and Trupanion has no obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability to achieve or maintain profitability in the future; the accuracy of assumptions used in determining appropriate member acquisition expenditures; the severity and frequency of claims; fluctuations in the Canadian currency exchange rate; the ability to maintain high retention rates; the accuracy of assumptions used in pricing medical plan subscriptions and the ability to accurately estimate the impact of new products or offerings on claims frequency; actual claims expense exceeding estimates; regulatory and other constraints on our ability to institute, or our decision to otherwise delay, pricing modifications in response to changes in actual or estimated claims expense; the effectiveness of Territory Partners, veterinarians and other third parties in recommending medical plan subscriptions to potential members; the ability to maintain the requisite amount of risk-based capital; the ability to recognize benefits from investments in new solutions and enhancements to Trupanion's technology platform and website; and compliance with laws and regulations that apply to sale of a pet medical plan.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the Securities and Exchange Commission (SEC), including but not limited to Trupanion's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 and any subsequently filed reports on Forms 10-Q and 8-K. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system at www.sec.gov or the investor relation section of Trupanion's website at http://investors.trupanion.com.

Non-GAAP Financial Measures

Trupanion's stated results include certain non-GAAP financial measures, including adjusted revenue, contribution margin, acquisition cost and adjusted EBITDA. Monthly adjusted revenue per pet is calculated in part based on adjusted revenue, a non-GAAP financial measure that Trupanion defines as revenue from our subscription business segment excluding sign-up fee revenue and the change in deferred revenue between periods. Lifetime value of a pet is calculated in part based on contribution margin, a non-GAAP financial measure, that Trupanion defines as gross profit from its subscription business segment for the 12 months prior to the period end date excluding stock-based compensation expense related to cost of revenue from its subscription business segment, sign-up fee revenue and the change in deferred revenue between periods. Average pet acquisition cost is calculated in part based on acquisition cost, a non-GAAP financial measure that Trupanion defines as sales and marketing expenses, excluding stock-based compensation expense, net of sign-up fee revenue. Adjusted EBITDA is a non-GAAP financial measure that Trupanion defines as net loss excluding stock-based compensation expense, depreciation and amortization expense, interest income, interest expense, change in fair value of warrant liabilities and income tax expense (benefit).

Trupanion's non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry as other companies in its industry may calculate or use non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Trupanion's reported financial results. Further, stock-based compensation expense and other items used in the calculation of adjusted EBITDA have been and will continue to be for the foreseeable future significant recurring expenses in Trupanion's business. The presentation and utilization of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Trupanion urges its investors to review the reconciliation of its non-GAAP financial measures to the most directly comparable GAAP financial measures in its consolidated financial statements, and not to rely on any single financial or operating measure to evaluate its business.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash expenses, Trupanion believes that providing non-GAAP financial measures such as contribution margin, acquisition cost and adjusted EBITDA that exclude stock-based compensation expense and, in the case of adjusted EBITDA, the change in fair value of warrant liabilities allows for more meaningful comparisons between its operating results from period to period. Trupanion excludes sign-up fee revenue from the calculation of both adjusted revenue and contribution margin because it collects sign-up fee revenue from new members at the time of enrollment and consider it to be an offset to a portion of Trupanion's sales and marketing expenses. For this reason, Trupanion also nets sign-up fees with sales and marketing expenses in its calculation of acquisition cost. Trupanion excludes changes in deferred revenue from the calculation of both adjusted revenue and contribution margin in order to eliminate fluctuations caused by the timing of pet enrollment during the last month of any particular period in which such measures are being presented or utilized. Trupanion excludes the change in fair value of warrant liabilities from its calculation of adjusted EBITDA in order to eliminate fluctuations caused by changes in its stock price. Trupanion believes this allows it to calculate and present adjusted revenue, contribution margin and acquisition cost and the related financial measures it derives from them, as well as adjusted EBITDA, in a consistent manner across periods. Trupanion's non-GAAP financial measures and the related financial measures it derives from them are important tools for financial and operational decision-making and for evaluating its own operating results over different periods of time.

Trupanion has not reconciled adjusted EBITDA guidance to net income (loss) guidance because it does not provide guidance for stock-based compensation expense, depreciation and amortization, interest income, interest expense, change in fair value of warrant liabilities or income tax expense (benefit), which are reconciling items between net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of Trupanion's control and cannot be reasonably predicted, Trupanion is unable to provide such guidance. Accordingly, reconciliation to net income (loss) is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see the reconciliation tables included in this press release.

Contacts:

Investors:
Laura Bainbridge, Kimberly Esterkin, Addo Communications
InvestorRelations@trupanion.com
310.829.5400

Media:
Britta Gidican, Director, Public Relations
MediaRelations@trupanion.com
206.607.1930

Trupanion, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	YEARS ENDED
	DECEMBER 31,
	2014	2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$53,098	$14,939
Short-term investments	22,371	16,088
Accounts and other receivables	7,887	7,771
Prepaid expenses and other assets	1,299	935
Total current assets	84,655	39,733
Restricted cash	-	3,000
Investments in fixed maturities, at fair value (amortized cost: $1,000)	942	832
Property and equipment, net	7,862	3,124
Deferred offering costs	-	54
Intangible assets, net	4,847	4,910
Total assets	$98,306	$51,653
Liabilities, redeemable convertible preferred stock, and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$1,962	$1,263
Accrued liabilities	4,607	3,660
Claims reserve	5,107	5,612
Deferred revenue	9,345	8,468
Short-term debt	-	900
Warrant liabilities	-	4,900
Other payables	1,399	1,138
Deferred tax liabilities	124	82
Total current liabilities	22,544	26,023
Long-term debt	14,900	25,199
Deferred tax liabilities	1,495	1,540
Other liabilities	92	166
Total liabilities	39,031	52,928
Redeemable convertible preferred stock: $0.00001 par value per share, 0 and 15,648,723 authorized at December 31, 2014 and December 31, 2013, respectively, and 0 and 14,857,989 issued and outstanding at December 31, 2014 and December 31, 2013, respectively.	-	31,724
Stockholders' equity (deficit):
Common stock, $0.00001 par value per share, 200,000,000 and 26,000,000 shares authorized at December 31, 2014 and December 31, 2013, respectively, 28,451,920 and 27,830,941 issued and outstanding at December 31, 2014; 2,857,620 and 2,236,641 shares issued and outstanding at December 31, 2013.	-	-
Preferred stock: $0.00001 par value per share, 10,000,000 and 0 authorized at December 31, 2014 and December 31, 2013, respectively, and 0 issued and outstanding at December 31, 2014 and December 31, 2013.	-	-
Special voting shares, $0.00001 par value per share, 0 and 2,500,030 shares authorized at December 31, 2014 and December 31, 2013, respectively, and 0 and 2,247,130 issued and outstanding at December 31, 2014 and December 31, 2013, respectively.	-	-
Additional paid-in capital	119,045	5,769
Accumulated other comprehensive income (loss)	11	(164)
Accumulated deficit	(57,180)	(36,003)
Treasury stock, at cost: 620,979 shares at December 31, 2014 and December 31, 2013.	(2,601)	(2,601)
Total stockholders' equity (deficit)	59,275	(32,999)
Total liabilities, redeemable convertible preferred stock, and stockholders' equity (deficit)	$98,306	$51,653

Trupanion, Inc.
Consolidated Statements of Operations
(in thousands, except for share and per share data)

	YEARS ENDED		THREE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Revenue:
Subscription business	$105,052	$76,818	$29,087	$21,426
Other business	10,858	7,011	2,781	2,585
Total revenue	115,910	83,829	31,868	24,011
Cost of revenue:
Subscription business (1)	86,402	61,905	23,876	17,617
Other business	9,634	6,280	2,468	2,306
Total cost of revenue	96,036	68,185	26,344	19,923
Gross profit
Subscription business	18,650	14,913	5,211	3,809
Other business	1,224	731	313	279
Total gross profit	19,874	15,644	5,524	4,088
Operating expenses:
Sales and marketing (1)	11,608	9,091	3,218	2,238
Technology and development (1)	9,899	4,888	2,614	1,697
General and administrative (1)	14,312	8,652	3,850	2,670
Total operating expenses	35,819	22,631	9,682	6,605
Operating loss	(15,945)	(6,987)	(4,158)	(2,517)
Interest expense	6,726	609	103	203
Other (income) expense, net	(1,487)	671	58	489
Loss before income taxes	(21,184)	(8,267)	(4,319)	(3,209)
Income tax (benefit)	(7)	(92)	(43)	(6)
Net loss	$(21,177)	$(8,175)	$(4,276)	$(3,203)

(1)Includes stock-based compensation expense as follows:

	YEARS ENDED		THREE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2014	2013	2014	2013
Cost of revenue	$315	$230	$91	$85
Sales and marketing	553	677	147	185
Technology and development	461	351	155	103
General and administrative	2,755	680	497	201
Total stock-based compensation expense	$4,084	$1,938	$890	$574

Trupanion, Inc.
Consolidated Statements of Cash Flows
(in thousands)
	YEARS ENDED
	DECEMBER 31,
	2014	2013
	(unaudited)
Operating activities
Net loss	$ (21,177)	$ (8,175)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	1,674	892
Amortization of prepaid loan fee and debt discount	5,033	36
Warrant (income) expense	(1,574)	543
Stock-based compensation expense	4,084	1,938
Other	57	112
Changes in operating assets and liabilities:
Accounts receivable	(126)	(5,478)
Prepaid expenses and other current assets	(369)	(22)
Accounts payable	449	242
Accrued liabilities	551	1,258
Claims reserve	(505)	3,031
Deferred revenue	877	4,529
Other payables	225	71
Net cash used in operating activities	(10,801)	(1,023)
Investing activities
Purchases of investment securities	(34,894)	(26,064)
Maturities of investment securities	28,601	20,770
Purchases of property and equipment	(5,633)	(1,473)
Other	-	770
Net cash used in investing activities	(11,926)	(5,997)
Financing activities
Restricted cash	3,000	(3,000)
Proceeds from exercise of stock options	211	607
Proceeds from line of credit and debt financing	17,000	15,000
Repayment of debt financing	(32,000)	5,000
Other financing costs	(103)	(56)
Net proceeds from initial public offering	72,755	-
Net cash provided by financing activities	60,863	17,551
Effect of foreign exchange rates on cash, net	23	174
Net change in cash and cash equivalents	38,159	10,705
Cash and cash equivalents at beginning of period	14,939	4,234
Cash and cash equivalents at end of period	$ 53,098	$ 14,939

The following tables set forth our key financial and operating metrics for our subscription business on a year over year and quarterly sequential basis:

	YEARS ENDED
	DECEMBER 31,
	2014	2013
Total subscription pets enrolled (at period end)	218,684	169,570
Monthly adjusted revenue per pet	$ 44.27	$ 42.57
Lifetime value of a pet (LVP)	$ 590	$ 612
Average pet acquisition cost (PAC)	$ 119	$ 103
Average monthly retention	98.68%	98.65%

	THREE MONTHS ENDED
	Dec. 31, 2014	Sept. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013	Mar. 31, 2013
Total subscription pets enrolled (at period end)	218,684	207,843	194,617	181,634	169,570	160,065	147,868	136,027
Monthly adjusted revenue per pet	$ 44.88	$ 44.98	$ 43.90	$ 43.12	$ 43.07	$ 42.59	$ 42.21	$ 42.30
Lifetime value of a pet	$ 590	$ 584	$ 605	$ 610	$ 611	$ 617	$ 641	$ 604
Average pet acquisition cost	$ 141	$ 113	$ 113	$ 111	$ 105	$ 80	$ 99	$ 132
Average monthly retention	98.68%	98.67%	98.65%	98.65%	98.65%	98.64%	98.62%	98.56%

The following table reflects the reconciliation of GAAP measures to non-GAAP measures (in thousands):

	YEARS ENDED DECEMBER 31,		THREE MONTHS ENDED DECEMBER 31,
	2014	2013	2014	2013

GAAP cost of revenues	$96,036	$68,185	$26,344	$19,923
Stock-based compensation expense	(315)	(230)	(91)	(85)
Non-GAAP cost of revenues	$95,721	$67,955	$26,253	$19,838
% of revenue	82.6%	81.1%	82.4%	82.6%

GAAP gross profit	$19,874	$15,644	$5,524	$4,088
Stock-based compensation expense	315	230	91	85
Non-GAAP gross profit	$20,189	$15,874	$5,615	$4,173
% of revenue	17.4%	18.9%	17.6%	17.4%

GAAP sales & marketing expense	$11,608	$9,091	$3,218	$2,238
Stock-based compensation expense	(553)	(677)	(147)	(185)
Non-GAAP sales & marketing expense	$11,055	$8,414	$3,071	$2,053
% of revenue	9.5%	10.0%	9.6%	8.6%

GAAP technology & development expense	$9,899	$4,888	$2,614	$1,697
Stock-based compensation expense	(461)	(351)	(155)	(103)
Non-GAAP technology & development expense	$9,438	$4,537	$2,459	$1,594
% of revenue	8.1%	5.4%	7.7%	6.6%

GAAP general & administrative expense	$14,312	$8,652	$3,850	$2,670
Stock-based compensation expense	(2,755)	(680)	(497)	(201)
Non-GAAP general & administrative expense	$11,557	$7,972	$3,353	$2,469
% of revenue	10.0%	9.5%	10.5%	10.3%

GAAP operating loss	$(15,945)	$(6,987)	$(4,158)	$(2,517)
Stock-based compensation expense	4,084	1,938	890	574
Non-GAAP operating loss	$(11,861)	$(5,049)	$(3,268)	$(1,943)
% of revenue	-10.2%	-6.0%	-10.3%	-8.1%

GAAP subscription business gross profit	$18,650	$14,913	$5,211	$3,809
Stock-based compensation expense	315	230	91	85
Non-GAAP subscription business gross profit	$18,965	$15,143	$5,302	$3,894
% of subscription revenue	18.1%	19.7%	18.2%	18.2%

The following tables reflect the reconciliation of adjusted revenue to revenue (in thousands):

	YEARS ENDED DECEMBER 31,
	2014	2013
Revenue	$115,910	$83,829
Excluding:
Other business revenue	(10,858)	(7,011)
Change in deferred revenue	977	1,107
Sign-up fee revenue	(1,572)	(1,418)
Adjusted revenue	$104,457	$76,507

THREE MONTHS ENDED
	DEC. 31, 2014	SEPT. 30, 2014	JUN. 30, 2014	MAR. 31, 2014	DEC. 31, 2013	SEPT. 30, 2013	JUN. 30, 2013	MAR. 31, 2013
Revenue	$31,868	$30,312	$28,090	$25,640	$24,011	$22,134	$19,842	$17,842
Excluding:
Other business revenue	(2,781)	(2,795)	(2,731)	(2,551)	(2,585)	(2,127)	(1,474)	(825)
Change in deferred revenue	247	385	84	262	452	314	218	124
Sign-up fee revenue	(363)	(425)	(407)	(377)	(345)	(386)	(356)	(332)
Adjusted revenue	$28,971	$27,477	$25,036	$22,974	$21,533	$19,935	$18,230	$16,809

The following tables reflect the reconciliation of contribution margin to gross profit (in thousands):

	YEARS ENDED DECEMBER 31,
	2014	2013
Gross profit	$19,874	$15,644
Excluding:
Stock-based compensation expense	315	230
Other business segment gross profit	(1,224)	(731)
Sign-up fee revenue	(1,572)	(1,418)
Change in deferred revenue	977	1,107
Contribution margin	$18,370	$14,832

	TWELVE MONTHS ENDED
	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,
	2014	2014	2014	2014	2013	2013	2013	2013

Gross profit	$ 19,874	$ 18,439	$ 18,113	$ 16,792	$ 15,644	$ 14,788	$ 14,263	$ 12,841
Excluding:
Stock-based compensation expense	315	309	287	270	230	171	143	123
Other business segment gross profit	(1,224)	(1,189)	(1,086)	(935)	(731)	(496)	(267)	(108)
Sign-up fee revenue	(1,572)	(1,554)	(1,514)	(1,464)	(1,418)	(1,356)	(1,285)	(1,229)
Change in deferred revenue	977	1,183	1,111	1,246	1,107	874	761	725
Contribution margin	$ 18,370	$ 17,188	$ 16,911	$ 15,909	$ 14,832	$ 13,981	$ 13,615	$ 12,352

The following tables reflect the reconciliation of acquisition cost to sales and marketing expenses (in thousands):

	YEARS ENDED DECEMBER 31,
	2014	2013
Sales and marketing expenses	$11,608	$9,091
Excluding:
Stock-based compensation expense	(553)	(677)
Net of:
Sign-up fee revenue	(1,572)	(1,418)
Acquisition cost	$9,483	$6,996

	THREE MONTHS ENDED
	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,
	2014	2014	2014	2014	2013	2013	2013	2013
Sales and marketing expenses	$ 3,218	$ 2,934	$ 2,810	$ 2,646	$ 2,238	$ 2,013	$ 2,268	$ 2,572
Excluding:
Stock-based compensation expense	(147)	(115)	(144)	(149)	(185)	(147)	(202)	(143)
Net of:
Sign-up fee revenue	(363)	(425)	(407)	(377)	(345)	(386)	(356)	(332)
Acquisition cost	$ 2,708	$ 2,394	$ 2,259	$ 2,120	$ 1,708	$ 1,480	$ 1,710	$ 2,097

The following table reflects the reconciliation of adjusted EBITDA to net loss (in thousands):

	YEARS ENDED		THREE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2014	2013	2014	2013
Net loss	$(21,177)	$(8,175)	$(4,276)	$(3,203)
Excluding:
Stock-based compensation expense	4,084	1,938	890	574
Depreciation and amortization expense	1,674	892	441	229
Interest income	(73)	(102)	(18)	(13)
Interest expense	6,726	645	103	225
Change in fair value of warrant liabilities	(1,574)	543	-	414
Income tax (benefit)	(7)	(92)	(43)	(6)
Adjusted EBITDA	$(10,347)	$(4,351)	$(2,903)	$(1,780)

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